For Immediate Release

LivePerson Announces Fourth Quarter 2016 Financial Results

-- To complete migration in 2017; Focus returns to growth --

-- Strong messaging momentum with large reference customers across the globe --

-- Signs two eight-figure, multi-year, expanded renewals; Largest-to-date in EMEA and APAC --

-- Project 2017 savings up to $19 million as Company winds down legacy and aligns on LiveEngage strategy --

NEW YORK, February 8, 2017 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of cloud mobile and online business messaging solutions, today announced financial results for the fourth quarter ended December 31, 2016.

Highlights

Total revenue was $56.1 million for the fourth quarter of 2016, a decrease of 5% (3% in constant currency) as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the fourth quarter of 2016 was $51.9 million and revenue from consumer operations was $4.2 million.

LivePerson signed a total of 93 deals in the quarter, which includes the addition of 33 new customer contracts. Revenue per enterprise and mid-market customers averaged just over $200,000 over the trailing twelve months ended in the fourth quarter of 2016, in line with prior periods in 2016.

"We are taking aim at a multi-billion-dollar market as we leverage our traction with LiveEngage and our leadership in messaging," said CEO Robert LoCascio. "In 2016, we brought live the first enterprise customers to message at scale with consumers, advanced the migration to LiveEngage, and signed two of the largest contract renewals in our history. We have identified and resolved the final impacts from the migration, enabling LivePerson to fast forward millions of dollars of expense reductions tied to our Legacy offering, and realigning a leaner, nimbler organization around our LiveEngage growth strategy. The migration is now moving into our rear view mirror, giving us the visibility to target 2017 as the base of revenue associated with our Legacy end of life. Our attention has now shifted back to reigniting our growth engine."

Customer Expansion
During the fourth quarter, the Company signed contracts with the following new customers:

•	A North American leader in real-time communications

•	A leading European insurance company and a member of the FTSE 100

•	A major Internet service provider in the Asia-Pacific

•	A multi-billion-dollar global information technology company

•	A leading global human resources management software vendor

The Company also expanded business with:

•	Two leading European financial services institutions

•	Telstra, Australia's leading telecommunications and technology company

•	A multi-billion-dollar international energy supplier

•	One of the ten largest telecommunications companies in the world

•	One of the leading Internet domain registrar and web hosting companies

Net Loss and Adjusted Net (Loss) Income
Net loss for the fourth quarter of 2016 was $9.6 million or $0.17 per share, as compared to a net loss of $21.0 million or $0.37 per share in the fourth quarter of 2015. Adjusted net loss for the fourth quarter of 2016 was $2.4 million or $0.04 per share, as compared to adjusted net income of $4.1 million or $0.07 per share in the fourth quarter of 2015. Adjusted net (loss) income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments.
Net loss in the fourth quarter of 2016 includes charges of $7.2 million or $0.13 per share. These charges were comprised of $2.8 million of write down costs related to shutting down the legacy platform, a $2.6 million write off relating to a previous investment and $1.8 million in litigation fees. The fourth quarter 2015 net loss included a $0.28 per share adjustment as the Company established a valuation allowance for a significant portion of its deferred tax assets on its balance sheet.
Adjusted EBITDA
Adjusted EBITDA for the fourth quarter of 2016 was $5.3 million or $0.09 per share, as compared to $6.4 million or $0.11 per share in the fourth quarter of 2015. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $54.9 million at December 31, 2016, including $4.0 million of cash being used as collateral for foreign currency hedging instruments. The Company generated approximately $24.6 million of cash from operations in 2016 and incurred capital expenditures of approximately $12.3 million. The Company also spent approximately $10.0 million to repurchase 1.5 million shares of its common stock in 2016. As of December 31, 2016, approximately $20.0 million remained available for purchases under the previously announced stock repurchase program.

Financial Expectations
The Company anticipates that 2017 revenue will be 6% to 10% (5% to 8% in constant currency) lower as compared to 2016, as the Company completes the migration to LiveEngage and recognize the final attrition from winding down its Legacy offering. The Company is focused on returning to growth and targets exiting the year stronger than it started.

The Company also expects to preserve profitability and margins in 2017, by capturing another $16 million to $19 million of savings (excluding one-time, restructuring and non-cash charges) from the elimination of Legacy support and technology cost and by realigning the Company around the LiveEngage growth strategy. These savings are in addition to the nearly $15 million of expense reductions (excluding one-time, restructuring and non-cash charges) realized in 2016.

The Company's detailed 2017 financial expectations are as follows:

First Quarter 2017

Guidance
Revenue (in millions)	$50.0 - $51.0
GAAP net loss per share	$(0.12) - $(0.10)
Diluted adjusted net income per share*	$0.00 - $0.02
Diluted adjusted EBITDA per share	$0.05 - $0.07
Adjusted EBITDA (in millions)	$2.9 - $3.9
Fully diluted share count	56.5 million

Full Year 2017

Guidance
Revenue (in millions)	$201.0 - $209.0
GAAP net loss per share	$(0.40) - $(0.31)
Diluted adjusted net income per share*	$0.07 - $0.12
Diluted adjusted EBITDA per share	$0.30 - $0.37
Adjusted EBITDA (in millions)	$17.3 - $21.3
Fully diluted share count	56.8 million

Other Full Year 2017 Assumptions

•	A negative foreign exchange impact on revenue of approximately $3.0 million

•	Estimated one-time and restructuring charges of $2.7 million to $3.1 million ($0.05 per share) tied to winding down the Legacy offering and realigning around our LiveEngage strategy

•	Estimated one-time legal expense of $6.0 million to $6.5 million ($0.11 per share) tied to litigation

•	Amortization of purchased intangibles of approximately $4.7 million

•	Stock-based compensation expense of approximately $10.5 million

•	Depreciation of approximately $10.5 million

•	Cash taxes paid of $1.0 million to $3.0 million. Adjusted tax rate of approximately 35%

•	Capital expenditures of approximately $14.5 million

*Changes to Future and Historical Presentation of Non-GAAP Financial Measures
Note that in 2017, the Company updated the methodology for calculating adjusted net income. Whereas the Company previously incorporated the GAAP tax rate into its calculation, the Company now starts with GAAP pre-tax profit (loss), add back restructuring, one-time and non-cash expenses, and then applies a standardized 35% tax rate.

The goal of the revised calculation is to limit the volatility of GAAP tax rate fluctuations and to more closely align non-GAAP taxes with cash taxes. A full reconciliation of 2016 adjusted net income under the historical and updated methodologies is available on the Supplemental Fourth Quarter Earnings Presentation that you may find on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$87	$304	$429	$1,396
Sales and marketing	579	796	2,515	3,088
General and administrative	752	1,102	3,304	3,692
Product development	718	819	3,488	3,638
Total	$2,136	$3,021	$9,736	$11,814

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$697	$730	$2,788	$3,167
Amortization of purchased intangibles	931	1,188	3,885	4,873
Total	$1,628	$1,918	$6,673	$8,040

Supplemental Fourth Quarter 2016 Earnings Call Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter 2016 on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its fourth quarter 2016 financial results during a teleconference today, February 8, 2016. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "54243155." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international); please reference the conference ID "54243155." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir. The Company will also post a video discussion of its fourth quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) is a leading provider of cloud mobile and online business messaging solutions, enabling a meaningful connection between brands and consumers. LiveEngage, the Company’s enterprise-class platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, EE, IBM, Orbitz, PNC, and The Home Depot rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connection with consumers.

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For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net (loss) income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for digital engagement technology, and web and mobile based consumer-facing services, and online consumer services; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effectively operate on mobile devices; responding to rapid technological change and changing client preferences; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; our ability to expand our operations internationally; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to technological or other defects disrupting our services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$56,117	$59,151	$222,779	$239,012

Costs and expenses:
Cost of revenue	14,951	17,779	63,161	70,310
Sales and marketing	21,698	22,766	89,529	94,728
General and administrative	13,288	10,115	43,046	37,171
Product development	10,770	9,498	40,198	38,974
Restructuring costs	2,753	396	2,369	3,384
Amortization of purchased intangibles	931	1,188	3,885	4,873
Total cost and expenses	64,391	61,742	242,188	249,440

Loss from operations	(8,274)	(2,591)	(19,409)	(10,428)

Other (expense) income, net	(395)	169	(530)	(202)

Loss before provision for income taxes	(8,669)	(2,422)	(19,939)	(10,630)

Provision for income taxes	896	18,535	5,934	15,814

Net loss	$(9,565)	$(20,957)	$(25,873)	$(26,444)

Net loss per share of common stock:
Basic	$(0.17)	$(0.37)	$(0.46)	$(0.47)
Diluted	$(0.17)	$(0.37)	$(0.46)	$(0.47)

Weighted-average shares used to compute net loss per share:
Basic	55,861,872	56,497,544	56,063,777	56,452,408
Diluted	55,861,872	56,497,544	56,063,777	56,452,408

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
Reconciliation of Adjusted EBITDA:
Net loss in accordance with generally accepted accounting principles	$(9,565)		$(20,957)		$(25,873)		$(26,444)
Add/(less):
Amortization of purchased intangibles	1,628		1,918		6,673		8,040
Stock-based compensation	2,136		3,021		9,736		11,814
Depreciation	2,566		3,515		12,011		12,114
Other non-recurring costs	4,450	(2)	—		7,818	(3)	—
Contingent earn-out adjustments	—		112		—		(3,680)
Restructuring costs	2,753	(4)	396		2,369	(5)	3,384	(7)
Provision for income taxes	896		18,535		5,934		15,814
Other expense (income), net	395		(169)		530		202
Adjusted EBITDA (1)	$5,259		$6,371		$19,198		$21,244
Diluted adjusted EBITDA per common share	$0.09		$0.11		$0.34		$0.37

Weighted average shares used in diluted adjusted EBITDA per common share	56,248,070		56,921,403		56,354,717		57,084,487

Reconciliation of Adjusted Net (Loss) Income:
Net loss in accordance with generally accepted accounting principles	$(9,565)		$(20,957)		$(25,873)		$(26,444)
Add/(less):
Amortization of purchased intangibles	1,628		1,918		6,673		8,040
Stock-based compensation	2,136		3,021		9,736		11,814
Other non-recurring costs	4,450	(2)	—		8,134	(6)	—
Contingent earn-out adjustments	—		112		—		(3,680)
Deferred tax asset valuation allowance	—		15,820		692		15,820
Restructuring costs	2,753	(4)	396		2,369	(5)	3,384
Income tax effect of non-GAAP Items	(3,835)	(8)	3,803	(9)	(9,419)	(8)	(7)	(9)
Adjusted net (loss) income	$(2,433)		$4,113		$(7,688)		$8,927
Diluted adjusted net (loss) income per common share	$(0.04)		$0.07		$(0.14)		$0.16

Weighted average shares used in diluted adjusted net (loss) income per common share	56,248,070		56,921,403		56,354,717		57,084,487

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $1.8 million and write off of technology licenses of $2.6 million for the three months ended.
(3) Includes litigation costs of $4.7 million, write off of technology licenses of $2.6 million, and severance costs of $0.5 million for the twelve months ended.
(4) Includes severance costs of $1.6 million and wind down costs of legacy platform of $1.2 million for the three months ended.
(5) Includes severance costs of $1.6 million, wind down costs of legacy platform of $1.2 million and a benefit of $0.4 million of cash collected on previously written off bad debt for the twelve months ended.

(6)  Includes litigation costs of $4.7 million, write off of technology licenses of $2.6 million, severance costs of $0.5 million, and write off of office facility depreciation of $0.3 million for the twelve months ended.

(7) Includes approximately $1.7 million of termination costs associated with a large customer contract that ended in 2015 and $1.7 million of severance and other associated costs for the twelve months ended.

(8) The Company's non-GAAP income tax effect for the current period uses a long-term projected tax rate of 35%.
(9) The Company's non-GAAP income tax effect was based on the effective tax rate, excluding discrete items.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of Net Cash Provided By Operating Activities:
Adjusted EBITDA (1)	$5,259	$6,371	$19,198	$21,244
Add/(less):
Changes in operating assets and liabilities	3,147	3,729	9,528	(214)
Provision for doubtful accounts	591	673	1,831	2,361
Provision for income taxes	(896)	(18,535)	(5,934)	(15,814)
Deferred income taxes	304	18,559	467	14,456
Other (expense) income, net	(395)	169	(530)	(202)
Net cash provided by operating activities	$8,010	$10,966	$24,560	$21,831

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended	Twelve Months Ended
	March 31, 2017	December 31, 2017
Reconciliation of Projected Adjusted EBITDA:
Net loss in accordance with GAAP	$(7,000) - $(5,800)	$(22,800) - $(17,600)
Add/(less):
Amortization of purchased intangibles	1,400	4,700
Stock-based compensation	2,300	10,500
Depreciation	2,400	10,500
Other non-recurring costs	1,900 - 2,300	8,700 - 9,600
Provision for income taxes	1,900 - 1,300	5,700 - 3,600
Adjusted EBITDA	$2,900 - $3,900	$17,300 - $21,300

Reconciliation of Projected Adjusted Net Income (Loss) :
Pre-tax loss in accordance with GAAP	$(5,100) - $(4,500)	$(17,100) - $(14,000)
Add/(less):
Amortization of purchased intangibles	1,400	4,700
Stock-based compensation	2,300	10,500
Other non-recurring costs	1,900 - 2,300	8,700 - 9,600
Pre-tax adjusted income	500 - 1,500	6,800- 10,800
Non-GAAP income tax effect	(175) - (525)	(2,380) - (3,780)
Adjusted net income	$325 - $975	$4,420 - $7,020

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$50,889	$48,803
Cash held as collateral	3,962	5,409
Accounts receivable, net	31,823	30,388
Prepaid expenses and other current assets	5,477	9,327
Deferred tax assets, net	—	455
Total current assets	92,151	94,382

Property and equipment, net	28,397	24,129
Intangibles, net	16,510	24,619
Goodwill	80,245	80,322
Deferred tax assets, net	773	785
Other assets	1,562	1,957
Total assets	$219,638	$226,194

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,288	$7,102
Accrued expenses and other current liabilities	35,985	34,296
Deferred revenue	27,145	13,862
Total current liabilities	70,418	55,260

Deferred tax liability	7,597	2,359
Other liabilities	3,147	3,270
Total liabilities	81,162	60,889

Commitments and contingencies
Total stockholders' equity	138,476	165,305
Total liabilities and stockholders' equity	$219,638	$226,194

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com